UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2007

ELECTRO SCIENTIFIC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-12853	93-0370304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13900 NW Science Park Drive, Portland, Oregon	97229
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 641-4141

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On July 20, 2007, Electro Scientific Industries, Inc. (“ESI”) completed its acquisition of New Wave Resources, Incorporated, a California corporation (“NWR”). NWR is a developer and manufacturer of high-end laser-based systems and components based in Fremont, California. The acquisition was made pursuant to an Agreement and Plan of Merger dated July 4, 2007. In the merger Neptune Merger Corp., a wholly-owned subsidiary of ESI, merged with and into NWR, and as a result, NWR became the surviving corporation and a wholly-owned subsidiary of ESI. ESI purchased NWR for approximately $45.4 million in cash, representing a $36 million base price plus an amount approximately equal to NWR’s cash and cash equivalents at closing. ESI financed the acquisition with cash on hand.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) The following exhibits are included with this report:

Exhibit 2.1	Agreement and Plan of Merger dated as July 4, 2007, by and among ESI, NWR, Neptune Merger Corp. and the Securityholder Representative.*

*	Pursuant to Item 601(b) of Regulation S-K, certain Exhibits and Schedules have been omitted from this Agreement. The registrant will furnish a copy of any omitted Exhibit and Schedule to the Commission upon request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2007.

Electro Scientific Industries, Inc.

By:	/s/ John Metcalf
Name:	John Metcalf
Title:	Senior Vice President of Administration, Chief Financial Officer and Secretary

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